Exhibit 99.1

Moelis & Company Reports First Quarter 2015 Financial Results;
Quarterly Dividend of $0.20 Per Share

•                 First quarter revenues of $99.4 million, down 13% from the first quarter of 2014

•                 First quarter Adjusted Pro Forma net income of $0.28 per share (diluted) compared with $0.36 per share (diluted) in the first quarter of 2014; first quarter 2015 GAAP net income of $0.25 per share (diluted)

•                 Continued to execute on growth strategy

—         Expanded industry coverage in Europe with the hiring of two Managing Directors in the chemicals and oil & gas sectors in London

—         Hired two Managing Directors in the U.S. to enhance coverage of the technology, media and telecommunications sector

•                 Declared quarterly dividend of $0.20 per share

NEW YORK, April 29, 2015 – Moelis & Company (“we” or the “Firm”) (NYSE: MC) today reported financial results for the first quarter ended March 31, 2015.  The Firm’s total revenues of $99.4 million for the quarter represented a decrease of 13% from the prior year period.  Adjusted Pro Forma net income was $15.4 million or $0.28 per share (diluted), as compared with $19.7 million or $0.36 per share (diluted) in the first quarter of 2014.  On a GAAP basis, the Firm reported net income of $20.0 million, or $0.25 per share (diluted) for the first quarter of 2015.

“Since going public a year ago, we have made significant progress in growing our franchise.  We have enhanced the depth and quality of our client relationships, advising on a number of highly complex transactions around the world.  We have added 12 Managing Directors in strategically important areas of expertise and maintained our focus on internal talent development.  During the first quarter, this progress continued with the hiring of four Managing Directors who will join us this summer to cover sectors that we expect to be active.  This is in addition to 99 Managing Directors at the end of the quarter, which positions us well as the M&A market continues to steadily build,” said Ken Moelis, Chairman and Chief Executive Officer.

“Compared to a record first quarter in 2014, our first quarter results included fewer notably large fee events.  As a result, we had a slower start to the year more consistent with the pattern of seasonality that we have experienced in previous years.  We also felt the effects of extended M&A processes for credit-sensitive transactions and of a softer restructuring market.”

“We continue to be encouraged by the steadily improving M&A environment which is developing largely in-line with what we have articulated since our IPO last April.  With default rates hovering at record lows however, the restructuring environment remains subdued.  As we look to the rest of 2015, we remain confident in our ability to generate revenue and earnings growth for our shareholders.  We believe M&A will continue to be the engine of our growth and expect to see this growth manifest in the second half of the year.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Moelis & Company completed its IPO on April 22, 2014 and introduced a new corporate structure.   Currently 36% of the operating partnership (Moelis & Company Group LP) is owned by the corporation (Moelis & Company) and is taxed as a corporation.  The remaining 64% is owned by partners and is primarily subject to tax at the partner level (except for certain state and local and foreign income taxes).  The Adjusted Pro Forma results included herein remove the impact of charges related to the Firm’s IPO and assume all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company. Accordingly, the Adjusted Pro Forma presentation reflects 100% of the Firm’s income being taxed as a corporation from January 1, 2014.  We believe the Adjusted Pro Forma results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation of our GAAP results to our Adjusted Pro Forma results is presented in the Appendix to this press release.

GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended March 31,
($ in thousands except per share data)	2015	2014	2015 vs. 2014 Variance

Revenues	$99,412	$114,517	-13%
Expenses:
Compensation and benefits	55,393	70,441	-21%
Non-compensation expenses	22,638	20,141	12%
Total operating expenses	78,031	90,582	-14%
Operating income (loss)	21,381	23,935	-11%
Other income and expenses	15	19	-21%
Income (loss) from equity method investments	2,865	(1,220)	N/M
Income (loss) before income taxes	24,261	22,734	7%
Provision for income taxes	4,300	642	N/M
Net income (loss)	19,961	22,092	-10%

Net income (loss) attributable to noncontrolling interests	14,625	-	N/A
Net income (loss) attributable to Moelis & Company	$5,336	$22,092	N/A

Diluted earnings per share	$0.25	N/A	N/A

N/M = not meaningful N/A = not applicable

	Adjusted Pro Forma*
	Three Months Ended March 31,
($ in thousands except per share data)	2015	2014	2015 vs. 2014 Variance
Revenues	$99,412	$114,517	-13%
Expenses:
Compensation and benefits	53,933	60,092	-10%
Non-compensation expenses	22,638	20,141	12%
Total operating expenses	76,571	80,233	-5%
Operating income (loss)	22,841	34,284	-33%
Other income and expenses	15	19	-21%
Income (loss) from equity method investments	2,865	(1,220)	N/M
Income (loss) before income taxes	25,721	33,083	-22%
Provision for income taxes	10,288	13,399	-23%
Net income (loss)	15,433	19,684	-22%
Net income (loss) attributable to noncontrolling interests	-	-	N/M
Net income (loss) attributable to Moelis & Company	$15,433	$19,684	-22%

Diluted earnings per share	$0.28	$0.36	-22%

N/M = not meaningful * See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Revenues

For the first quarter of 2015, revenues were $99.4 million as compared with $114.5 million in the first quarter of 2014, representing a decrease of 13%.  This decrease was primarily driven by fewer notably large fee events as compared with a record first quarter of 2014 which included the completion of a number of sizeable advisory assignments.  We earned revenues from 113 clients (28 of whom paid fees equal to or greater than $1 million) in the first quarter of 2015 as compared with 110 clients (24 of whom paid fees equal to or greater than $1 million) during the same period in 2014.

We continued to execute on our strategy of profitable expansion.  In the first quarter, we hired two Managing Directors who will strengthen our European sector expertise in chemicals and oil & gas as well as two Managing Directors in the U.S. to enhance our capabilities in the technology, media and telecommunications sector.  These individuals will join the Firm this summer.

Expenses

The following tables set forth information relating to the Firm’s operating expenses, which are reported net of client expense reimbursements.

	U.S. GAAP
	Three Months Ended March 31,
($ in thousands)	2015	2014	2015 vs. 2014 Variance

Expenses:
Compensation and benefits	$55,393	$70,441	-21%
% of revenues	56%	62%
Non-compensation expenses	$22,638	$20,141	12%
% of revenues	23%	18%
Total operating expenses	$78,031	$90,582	-14%
% of revenues	78%	79%
Income (loss) before income taxes	$24,261	$22,734	7%
% of revenues	24%	20%

	Adjusted Pro Forma*
	Three Months Ended March 31,
($ in thousands)	2015	2014	2015 vs. 2014 Variance
Expenses:
Compensation and benefits	$53,933	$60,092	-10%
% of revenues	54%	52%
Non-compensation expenses	$22,638	$20,141	12%
% of revenues	23%	18%
Total operating expenses	$76,571	$80,233	-5%
% of revenues	77%	70%
Income (loss) before income taxes	$25,721	$33,083	-22%
% of revenues	26%	29%

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Total operating expenses on an Adjusted Pro Forma basis were $76.6 million for the first quarter of 2015 as compared with Adjusted Pro Forma operating expenses of $80.2 million for the first quarter of 2014.  The decrease in operating expenses in 2015 primarily resulted from reduced compensation and benefits expenses due to lower revenues earned during the period, partially offset by an increase in non-compensation expenses reflecting increased headcount and greater recruiting and business development expenses.  The pre-tax income margin was 26% on an Adjusted Pro Forma basis in the first quarter of 2015 as compared with 29% on an Adjusted Pro Forma basis in the same period of 2014.

In the first quarter of 2015, compensation and benefits expenses on an Adjusted Pro Forma basis were $53.9 million, or 54% of revenues, which compares with $60.1 million of compensation and benefits expenses, or 52% of revenues in 2014.  Adjusted Pro Forma compensation and benefits expenses for the quarter exclude $1.5 million of compensation charges associated with the amortization of equity granted in connection with our IPO.  Compensation expense in 2015 reflects an additional tranche of equity amortization expense arising from 2014 equity incentive grants made in early 2015.  As annual equity compensation granted in the future accumulates and amortizes, we expect that our compensation expense ratio will increase toward our targeted long-term compensation ratio of approximately 57% to 58% of revenues.

Adjusted Pro Forma non-compensation expenses were $22.6 million for the first quarter of 2015 as compared with $20.1 million for the same period of the prior year.  Our Adjusted Pro Forma non-compensation expense ratio increased to 23% from 18% in the same period of the prior year due to the increase in operating expenses and decline in revenues.

Provision for Income Taxes

Prior to our IPO, the Firm was not subject to federal income taxes, but was primarily subject to New York City unincorporated business tax and certain foreign income taxes.  As a result of completing our IPO in April 2014, we have a new corporate structure and currently 36% of the operating partnership (Moelis & Company Group LP) is owned by the corporation (Moelis & Company) and is subject to U.S. federal income tax as a corporation.  Income tax on the remaining 64% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through our non-controlling interest adjustment.  For Adjusted Pro Forma purposes, we have assumed all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company such that 100% of the Firm’s first quarter 2015 income was taxed at our current corporate effective tax rate of 40.0%, versus a corporate effective tax rate of 40.5% for the first quarter of 2014.  On a GAAP and Adjusted Pro Forma basis, our first quarter 2015 provision for income taxes was $4.3 million and $10.3 million, respectively, as compared with $0.6 million and $13.4 million, respectively in the prior year period.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position and as of March 31, 2015, we held cash and short term investments of $107.9 million and had no debt on our balance sheet.

On April 23, 2015, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.20 per share.  The dividend will be paid on June 9, 2015 to common stockholders of record on May 26, 2015.

During the first quarter, the Firm repurchased 129,863 shares of its Class A common stock and 6,043 restricted stock units from employees at the time of vesting to settle tax liabilities at an average price of $31.84 per share/unit.  The goal of the limited buyback was to neutralize the increase in basic share count associated with the vesting of restricted stock units.  Due to the Firm’s limited public float, we anticipate modest share repurchases for the remainder of 2015.

Earnings Call

We will host a conference call beginning at 4:30pm ET on Wednesday, April 29, 2015, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our first quarter 2015 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company First Quarter 2015 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10063245.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings and other corporate finance matters.  The Firm serves its clients with over 550 employees based in 17 offices in North and South America, Europe, the Middle East, Asia and Australia.  For further information about Moelis & Company, please visit www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted Pro Forma results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted Pro Forma results is presented in the Appendix.

Contacts

Investor Relations Contact:	Media Contact:
Kate Pilcher Ciafone	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3807	t: + 1 212 883 3666
kate.ciafone@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Condensed Consolidated and Combined Statement of Operations Unaudited

GAAP Reconciliation to Adjusted Pro Forma Financial Information Unaudited

Moelis & Company

GAAP Consolidated and Combined Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2015	2014

Revenues	$99,412	$114,517

Expenses
Compensation and benefits	55,393	70,441
Occupancy	3,677	3,304
Professional fees	3,554	3,335
Communication, technology and information services	4,101	3,774
Travel and related expenses	5,613	5,085
Depreciation and amortization	620	575
Other expenses	5,073	4,068
Total expenses	78,031	90,582

Operating income (loss)	21,381	23,935
Other income and expenses	15	19
Income (loss) from equity method investments	2,865	(1,220)
Income (loss) before income taxes	24,261	22,734
Provision for income taxes	4,300	642
Net income (loss)	19,961	$22,092
Net income (loss) attributable to noncontrolling interests	14,625
Net income (loss) attributable to Moelis & Company	$5,336

Weighted-average shares of Class A common stock outstanding
Basic	19,730,182
Diluted	20,948,966

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.27
Diluted	$0.25

Moelis & Company

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2015
	GAAP	IPO-Related Expense Adjustments		Adjusted	As if Partnership Units Converted to Class A (b)	Adjusted Pro Forma
Revenues	$99,412	$ -		$ 99,412	$ -	$ 99,412

Expenses
Compensation and benefits	55,393	(1,460)	(a)	53,933	-	53,933
Non-compensation expenses	22,638	-		22,638	-	22,638
Total operating expenses	78,031	(1,460)		76,571	-	76,571

Operating income (loss)	21,381	1,460		22,841	-	22,841
Other income and expenses	15	-		15	-	15
Income (loss) from equity method investments	2,865	-		2,865	-	2,865
Income (loss) before income taxes	24,261	1,460		25,721	-	25,721
Provision for income taxes	4,300	259		4,559	5,729	10,288
Net income (loss)	19,961	1,201		21,162	(5,729)	15,433

Net income (loss) attributable to noncontrolling interests	14,625	882		15,507	(15,507)	-
Net income (loss) attributable to Moelis & Company	$5,336	$319		$5,655	$9,778	$15,433

Weighted-average shares of Class A common stock outstanding
Basic	19,730,182			19,730,182	34,407,005	54,137,187
Diluted	20,948,966			20,948,966	34,407,005	55,355,971
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.27			$0.29		$0.29
Diluted	$0.25			$0.27		$0.28

(a)   Expense associated with the amortization of restricted stock units and stock options granted in connection with the IPO.  The adjustment excludes RSUs granted in connection with 2013 incentive compensation at the time of the IPO. In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)  Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the current corporate effective tax rate of 40.0% from January 1, 2015.

Moelis & Company

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2014
	GAAP	IPO & Reorganization Adjustments		Adjusted	As if Partnership Units Converted to Class A (d)	Adjusted Pro Forma
Revenues	$114,517	$ -		$ 114,517	$ -	$ 114,517

Expenses
Compensation and benefits	70,441	(10,349)	(a)	60,092	-	60,092
Non-compensation expenses	20,141	-		20,141	-	20,141
Total operating expenses	90,582	(10,349)		80,233	-	80,233

Operating income (loss)	23,935	10,349		34,284	-	34,284
Other income and expenses	19	-		19	-	19
Income (loss) from equity method investments	(1,220)	-		(1,220)	-	(1,220)
Income (loss) before income taxes	22,734	10,349		33,083	-	33,083
Provision for income taxes	642	3,540	(b)	4,182	9,217	13,399
Net income (loss)	22,092	6,809		28,901	(9,217)	19,684

Net income (loss) attributable to noncontrolling interests	-	23,320	(c)	23,320	(23,320)	-
Net income (loss) attributable to Moelis & Company	$22,092	$(16,511)		$5,581	$14,103	$19,684

Weighted-average shares of Class A common stock outstanding
Basic	N/A			15,263,653	39,022,902	54,286,555
Diluted	N/A			15,263,653	39,022,902	54,286,555
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	N/A			$0.37		$0.36
Diluted	N/A			$0.37		$0.36

(a)   Amortization of equity held by Managing Directors for the three months ended March 31, 2014 which was accelerated upon completion of the IPO.

(b)  Reflects tax effect of IPO-related expense adjustments and change in corporate ownership as a result of the IPO and reorganization.

(c)   Reflects an adjustment to record the allocation of earnings, net of tax, to noncontrolling interests (72%) and to Moelis & Company (28%) as if the Firm had been operating in its new corporate structure since January 1, 2014.

(d)  Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made to reflect 100% of the Firm’s income being taxed at the 2014 corporate effective tax rate of 40.5% from January 1, 2014.